EXHIBIT 99.1

NEWS RELEASE

AMERICAN EAGLE

OUTFITTERS

Reports Record First Quarter EPS from Continuing Operations

of $0.35 versus $0.18 Last Year;
Comparable Store Sales Increase 27.1%;

Provides Second Quarter EPS Guidance

Warrendale, PA, May 12, 2005 - American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced its consolidated financial results for the first quarter ended April 30, 2005.

  Total sales increased 36.7% to $454.0 million from $332.2 million for the quarter ended May 1, 2004.

  Comparable store sales increased 27.1% when compared to the corresponding period last year.

  Gross profit as a percent to sales increased to 48.9% from 44.7% last year due to the leveraging of rent expense and an improvement in merchandise margins.

  Operating income for the quarter increased to $87.5 million, or 19.3% as a percent to sales, from $43.1 million, or 13.0% as a percent to sales last year.

  Net income for the quarter increased to $55.3 million, or $0.35 per share on a diluted basis, from net income of $25.3 million, or $0.17 per share on a diluted basis last year (which included a $0.01 loss from discontinued operations).

Management also provided second quarter earnings guidance of $0.32 to $0.33 per share. This compares to earnings of $0.22 per share from continuing operations in the second quarter of last year.

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At 9:00 a.m. Eastern Time, on May 12, 2005, the Company's management team will host a conference call to review the financial results. To listen to the call, dial 877-601-0864 at least ten minutes prior to the start of the call. The conference call will also be simultaneously broadcast over the Internet at www.ae.com.  A replay will be available beginning May 12th at 12:00 p.m. Eastern Time through May 26th.  To listen to the replay, dial 1-800-642-1687 and reference confirmation code #5555612. An audio replay of the conference call will also be available at www.ae.com.

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American Eagle Outfitters (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets and sells its own brand of relaxed, casual clothing for 15 to 25 year olds, providing high-quality merchandise at affordable prices. AE's collection includes modern basics like jeans, cargo pants and graphic T's as well as a stylish assortment of cool accessories, outerwear and footwear. American Eagle Outfitters currently operates 775 AE stores in 49 states, the District of Columbia and Puerto Rico, and 70 AE stores in Canada. AE also operates via its Web business, www.ae.com, which offers additional sizes and styles of favorite AE merchandise.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding second quarter earnings. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Such factors include, but are not limited to the risk that our second quarter sales, markdowns and/or earnings expectations may not be achieved, and those other risks described in the Company's filings with the Securities and Exchange Commission. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

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AMERICAN EAGLE OUTFITTERS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in thousands)
	April 30, 2005	January 29, 2005	May 1, 2004
	(Unaudited)		(Unaudited) (Restated)
ASSETS
Cash, cash equivalents and short-term investments	$561,297	$589,607	$326,268
Merchandise inventory	153,749	137,991	146,786
Other current assets	132,152	100,042	83,114
Total current assets	847,198	827,640	556,168
Property and equipment, net	349,493	353,213	339,198
Goodwill, net	10,136	10,136	10,136
Long-term investments	119,897	84,416	24,258
Other assets, net	29,899	18,254	27,568
Total Assets	$1,356,623	$1,293,659	$957,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$65,638	$76,344	$68,777
Accrued compensation and payroll taxes	30,105	36,008	22,546
Accrued rent	44,835	45,089	40,173
Accrued income and other taxes	25,636	33,926	18,152
Unredeemed stored value cards and gift certificates	22,287	32,724	18,181
Current portion of note payable	-	-	4,832
Current portion of deferred lease credits	10,457	9,798	9,966
Other current liabilities	14,618	19,376	13,091
Total current liabilities	213,576	253,265	195,718
Note Payable	-	-	12,660
Deferred lease credits	57,162	57,758	55,299
Other non-current liabilities	26,990	19,150	18,493
Total non-current liabilities	84,152	76,908	86,452
Total stockholders' equity	1,058,895	963,486	675,158
Total Liabilities and Stockholders' Equity	$1,356,623	$1,293,659	$957,328

Current Ratio	3.97	3.27	2.84

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AMERICAN EAGLE OUTFITTERS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars and shares in thousands, except per share amounts) (Unaudited)

	Three Months Ended
	April 30, 2005	May 1, 2004
		(Restated)

Net sales	$454,019	$332,230
Cost of sales, including certain buying, occupancy and warehousing expenses	231,859	183,511
Gross profit	222,160	148,719
Selling, general and administrative expenses	116,536	89,850
Depreciation and amortization	18,102	15,738
Operating income	87,522	43,131
Other income, net	2,975	940
Income before income taxes	90,497	44,071
Provision for income taxes	35,313	17,070
Income from continuing operations, net of tax	55,184	27,001
Income (loss) from discontinued operations, net of tax	89	(1,727)
Net income	$55,273	$25,274

Basic per common share amounts:
Income from continuing operations	$0.36	$0.19
Loss from discontinued operations	0.00	(0.01)
Net income per basic common share	$0.36	$0.18

Diluted per common share amounts:
Income from continuing operations	$0.35	$0.18
Loss from discontinued operations	0.00	(0.01)
Net income per diluted common share	$0.35	$0.17

Weighted average common shares outstanding - basic	151,582	143,012
Weighted average common shares outstanding - diluted	156,109	146,494

Total square footage at end of period:	4,549,729	4,285,182

Store count at end of period:	845	809

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AMERICAN EAGLE OUTFITTERS, INC. QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Quarterly financial information was presented in Note 15 of our 2004 Annual Report on Form 10-K. The aforementioned information was updated from that previously reported to reflect Bluenotes as discontinued operations and to reflect the restatement resulting from our change in lease accounting practices. The Quarterly Consolidated Statements of Operations (unaudited) presented below reflect a more detailed presentation of the Fiscal 2004 quarterly information and are being presented for informational purposes only.

	Quarters Ended
	January 29, 2005	October 30, 2004	July 31, 2004
(Dollars and shares in thousands, except per share amounts)		(Restated)	(Restated)
Net sales	$674,024	$479,585	$395,402
Cost of sales, including certain buying, occupancy and warehousing expenses	341,647	245,727	232,548
Gross profit	332,377	233,858	162,854
Selling, general and administrative expenses	142,386	119,642	94,951
Depreciation and amortization	18,304	17,345	16,886
Operating income	171,687	96,871	51,017
Other income (expense), net	3,343	(645)	491
Income before income taxes	175,030	96,226	51,508
Provision for income taxes	68,086	37,521	19,926
Income from continuing operations, net of tax	106,944	58,705	31,582
Loss from discontinued operations, net of income tax benefit	(6,027)	(807)	(2,328)
Net income	$100,917	$57,898	$29,254

Basic per common share amounts:
Income from continuing operations	$0.73	$0.40	$0.22
Loss from discontinued operations	(0.04)	0.00	(0.02)
Net income per basic common share	$0.69	$0.40	$0.20

Diluted per common share amounts:
Income from continuing operations	$0.70	$0.39	$0.22
Loss from discontinued operations	(0.04)	(0.01)	(0.02)
Net income per diluted common share	$0.66	$0.38	$0.20

Weighted average common shares outstanding - basic	147,094	146,004	144,502
Weighted average common shares outstanding -diluted	153,402	151,570	148,328

Company Contacts:

Laura Weil

Judy Meehan

724-776-4857